CORPORATE MEMORANDUM

TO:  Leigh J. Abrams

FROM: Compensation Committee

SUBJECT: 2008 Compensation

DATE: November 14, 2007

This memorandum is to confirm our understanding with respect to your compensation as President and Chief Executive Officer of Drew Industries Incorporated for 2008:

1) Base Salary $400,000
2) Bonus:  2.5% of pre-tax profits in excess of $20,668,000

AGREED:

/s/ James F. Gero

James F. Gero Chairman, Compensation Committee

/s/ Leigh J. Abrams

Leigh J. Abrams